                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                 UNIVISION COMMUNICATIONS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pur-suant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                         UNIVISION COMMUNICATIONS INC.

                      1999 AVENUE OF THE STARS, SUITE 3050
                         LOS ANGELES, CALIFORNIA 90067

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Univision Communications Inc. which will be held at the Hotel Bel-Air, Garden Room, 701 Stone Canyon Road, Los Angeles, California on Wednesday, May 13, 1998, at 10:00 A.M. (local time).

    At the Annual Meeting, holders of Class A Common Stock, Class P Common Stock and Series A Cumulative Convertible Preferred Stock will elect six Class A/P Directors, holders of the Class T Common Stock will elect one Class T Director and one Alternate Class T Director, and holders of the Class V Common Stock will elect one Class V Director and one Class V Alternate Director. The holders of Class A Common Stock will also be asked to approve an amendment to the Restated Certificate of Incorporation to increase the authorized shares of Class A Common Stock from 150,000,000 to 300,000,000. In addition, all stockholders will be asked to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the 1998 fiscal year. The attached Proxy Statement contains information about these matters.

    The Company's management would like you to attend. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. Accordingly, please sign, date and return the enclosed proxy card which will indicate your vote upon the matters to be considered. If you do attend the meeting and desire to vote in person, you may do so by withdrawing your proxy at that time.

    We hope you will be able to attend the Annual Meeting and look forward to seeing you on May 13, 1998.

                                    Sincerely,

                                                   [SIG]

                                    A. Jerrold Perenchio
                                    CHAIRMAN OF THE BOARD

March 25, 1998

                         UNIVISION COMMUNICATIONS INC.
                      1999 AVENUE OF THE STARS, SUITE 3050
                            LOS ANGELES, CALIFORNIA

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 13, 1998

                             ---------------------

    The Annual Meeting of Stockholders of Univision Communications Inc. (the "Company") will be held on Wednesday, May 13, 1998, at 10:00 A.M. (local time) at the Hotel Bel-Air, Garden Room, 701 Stone Canyon Road, Los Angeles, California for the following purposes:

    (1) To elect six Class A/P Directors who will be elected by the holders of the Class A Common Stock, Class P Common Stock and Series A Cumulative Convertible Preferred Stock, voting together as a separate class;

    (2) To amend the Restated Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock from 150,000,000 to 300,000,000;

    (3) To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the 1998 fiscal year; and

    (4) To transact other business that may properly come before the Annual Meeting.

    In addition, the holders of the Class T Common Stock, voting as a separate class, will elect one Class T Director and one Class T Alternate Director and the holders of the Class V Common Stock, voting as a separate class, will elect one Class V Director and one Class V Alternate Director.

    Only stockholders of record at the close of business on March 20, 1998 will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof. Each stockholder, even though he or she may presently intend to attend the Annual Meeting, is requested to sign and date the enclosed proxy card and return it without delay in the enclosed postage-paid envelope. Any stockholder present at the Annual Meeting may withdraw his or her proxy card and vote in person on each matter properly brought before the Annual Meeting.

    Please sign, date and mail the proxy card promptly in the enclosed envelope so that your shares of stock may be represented and voted at the meeting.

                                    By Order of the Board of Directors,

                                                 [SIG]

                                    Robert V. Cahill
                                    SECRETARY

March 25, 1998

                         UNIVISION COMMUNICATIONS INC.

                      1999 AVENUE OF THE STARS, SUITE 3050
                            LOS ANGELES, CALIFORNIA

                            ------------------------

                                PROXY STATEMENT
                               ------------------

                                    GENERAL

    The Company is furnishing this Proxy Statement to the holders (together, the "Class A/P Stockholders") of Class A Common Stock, Class P Common Stock and Series A Cumulative Convertible Preferred Stock (together, the "Class A/P Stock") of Univision Communications Inc. (the "Company") in connection with the solicitation of proxies for use at the Company's Annual Meeting of Stockholders to be held on Wednesday, May 13, 1998, at 10:00 A.M. (local time) and at any adjournment thereof. The Annual Meeting will be held at the Hotel Bel-Air, Garden Room, 701 Stone Canyon Road, Los Angeles, California.

    The Board of Directors of the Company is making this solicitation. The Company's principal executive offices are located at 1999 Avenue of the Stars, Suite 3050, Los Angeles, California 90067, telephone (310) 556-7676. This Proxy Statement, proxy card and Notice of Annual Meeting of Stockholders are being mailed to stockholders on or about March 30, 1998.

    The shares represented by a properly signed proxy and received by the Company prior to or at the Annual Meeting will be voted in accordance with the specifications made thereon. Proxies received by the Company on which no specification has been made by the stockholder will be voted in favor of the nominees to the Board of Directors listed in this Proxy Statement, for the amendment to the Restated Certificate of Incorporation and for the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the 1998 fiscal year.

    Any stockholder may revoke his or her proxy at any time before it is voted at the Annual Meeting by giving written notice of such revocation to the Secretary of the Company at the address of the Company indicated above. A stockholder may also give notice by filing a properly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.


    Stockholders of record at the close of business on March 20, 1998 are entitled to notice of and to vote at the Annual Meeting. On March 20, 1998 the outstanding voting securities of the Company consisted of 46,168,726 shares of Class A Common Stock, 22,097,898 shares of Class P Common Stock, 8,918,582 shares of Class T Common Stock, 8,918,582 shares of Class V Common Stock and 12,000 shares of Series A Cumulative Convertible Preferred Stock ("Series A Preferred") (convertible at the option of the holder into 734,225 shares of Class A Common Stock).


    The Company will pay the cost of this proxy solicitation. Brokers and nominees should forward soliciting materials to the beneficial owners of the Class A Common Stock held of record by such brokers and nominees. The Company will reimburse such persons for their reasonable forwarding expenses. In addition to the use of the mails, directors, officers and regular employees of the Company, who will not receive additional compensation therefor, may solicit proxies by personal contact or by telephone or other means of communication.

                               VOTING SECURITIES

    The holders of the Class A Common Stock, Class T Common Stock, Class V Common Stock and Series A Preferred have one vote per share on all matters on which they are entitled to vote. The holders of the Class P Common Stock have 10 votes per share on all matters on which they are entitled to vote(1). Thus, the holders of Class P Common Stock will have sufficient votes to control each matter they vote on at the meeting. For information regarding certain beneficial owners, see "Security Ownership of Certain Beneficial Owners and Management."

                       VOTES REQUIRED FOR BOARD ELECTION

    The Class A/P Stockholders, voting together as a separate class, will elect six directors (the "Class A/P Directors"); the holders of the Class T Common Stock will elect one director and one alternate director (the "Class T Director" and "Class T Alternate Director"); and the holders of the Class V Common Stock will elect one director and one alternate director (the "Class V Director" and "Class V Alternate Director").

    The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the voting interest of the Company's Class A/P Stock (voting together as a separate class) will constitute a quorum for the holding of a meeting of the Class A/P Stockholders for the purpose of electing the six Class A/P Directors. The nominees for Class A/P Directors receiving the most votes cast by the Class A/P Stockholders will be elected as Class A/P Directors.

    The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the voting interest of each of the Class T Common Stock and Class V Common Stock, as the case may be, will constitute a quorum for the holding of a meeting of stockholders of such classes for the purpose of electing the director and alternate director that each such class has the right to elect. The Class T Director, Class T Alternate Director, Class V Director and Class V Alternate Director will be elected by (i) the votes cast by holders of the class of Common Stock that has the right to elect such director or alternate director present in person or by proxy at the Annual Meeting or (ii) the written consent of the holders of a majority of the voting interest of the class entitled to elect such director or alternate director.

      VOTE REQUIRED FOR AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

    The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the voting interest of the Company's Class A Common Stock will constitute a quorum for the holding of a meeting of such class to amend the Restated Certificate of Incorporation. The affirmative vote of a majority of the voting interest of the Class A Common Stock will be sufficient to amend the Restated Certificate of Incorporation.

                 VOTE REQUIRED FOR RATIFICATION OF ACCOUNTANTS

    The affirmative vote of a majority of the voting interest of all shares of capital stock, voting as a single class, present in person or by proxy at the Annual Meeting,

------------------------------

(1) If A. Jerrold Perenchio is incapacitated (defined as Mr. Perenchio being subject to a conservatorship of the estate under applicable state law) at the time of the Annual Meeting or if Mr. Perenchio and any of his permitted transferees own less than 13,243,042 shares of Class P Common Stock, the holders of the Class P Common Stock will have one vote per share.

is required to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the 1998 fiscal year.

    Proxies in the enclosed form will be voted, unless authority is withheld, for the election of the six nominees for Class A/P Director named below, for the approval of the amendment to the Restated Certificate of Incorporation and for the ratification of the appointment of Arthur Andersen LLP.

    The inspector of elections appointed by the Company will count all votes cast in person, by proxy or by written consent at the Annual Meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be treated as votes cast for purposes of determining the approval of any matter submitted for a vote of the stockholders. If a broker or nominee indicates on its proxy that it does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted for general quorum purposes but will not be counted in determining the number of shares necessary for approval.

                               BOARD OF DIRECTORS
                             ELECTION OF DIRECTORS

    The six nominees proposed for election as Class A/P Directors by the Class A/P Stockholders at the Annual Meeting are A. Jerrold Perenchio, Henry Cisneros, Harold Gaba, Alan F. Horn, John G. Perenchio and Ray Rodriguez. The nominees proposed for election as a Class T Director and Class T Alternate Director by the holders of Class T Common Stock are Lawrence W. Dam and Emilio Romano, respectively. The nominees proposed for election as a Class V Director and Class V Alternate Director by the holders of Class V Common Stock are Gustavo Cisneros and Alejandro Rivera, respectively. All of the nominees for director are currently serving as directors and both of the nominees for alternate director are serving as alternate directors. Each director and alternate director will serve until the next annual meeting of stockholders and until his successor is qualified and elected or until the earlier of a director's death, resignation or removal.

    An alternate director may act in the place of the director for whom he is an alternate if such director is absent from a Board meeting. While so acting, the alternate director has all of the rights, duties, privileges and powers of the director for whom he is acting as an alternate (including the right to vote at such meeting) and is counted in determining whether a quorum is present. Except when acting as an alternate, no alternate director is entitled to vote at a meeting of the Board of Directors and is not counted as a member of the Board in determining a quorum. At present, the Class A/P Directors do not intend to nominate any alternate Class A/P Director nominees for election by the Class A/P Stockholders.

    Each nominee is willing to serve if elected, but if any nominee becomes unable to serve, the proxies solicited hereby will be voted for the election of such other person or persons as the Class A/P Directors select. The information below concerning each nominee has been furnished to the Company by such nominee.

                  NOMINEES FOR ELECTION AS CLASS A/P DIRECTORS

    The nominees for election to the Board of Directors to represent the Class A/P Stockholders are:

                                                                                                  FIRST
                                                                                                  YEAR
NAME OF NOMINEE                  AGE               PRINCIPAL OCCUPATION              CLASS       ELECTED
---------------------------      ---      --------------------------------------     -----     -----------
A. Jerrold Perenchio.......          67   Chairman of the Board and Chief                A/P         1992
                                          Executive Officer of Univision
                                          Communications Inc.

Henry Cisneros.............          50   President and Chief Operating Officer          A/P         1997
                                          of Univision Communications Inc.

Harold Gaba................          52   President and Chief Executive Officer          A/P         1996
                                          of ACT III Communications Inc.

Alan F. Horn...............          55   Chairman and Chief Executive Officer           A/P         1992
                                          of Castle Rock Entertainment

John G. Perenchio..........          42   President of Ultimatum Music, LLC,             A/P         1992
                                          Vice President of Malibu Bay Company
                                          and Executive of Chartwell Partners,
                                          LLC

Ray Rodriguez..............          47   President and Chief Operating Officer          A/P         1996
                                          of the Univision Network

    Mr. A. Jerrold Perenchio has been the Chairman of the Board and Chief Executive Officer of the Company since December 1992. From December 1992 through January 1997 he was also the Company's President. Mr. Perenchio has owned and been active in Chartwell Partners LLC since it was formed in 1983. Chartwell Partners LLC is an investment firm that is active in the media and communications industry. Mr. Perenchio has over 25 years of experience in the U.S. media and communications industry. During his career, Mr. Perenchio has been the chief executive officer of a number of successful entities involved in the production and syndication of television programming, and from 1975 to 1986 owned and operated Spanish-language television stations in Los Angeles and New York. A. Jerrold Perenchio is John G. Perenchio's father.

    Mr. Henry Cisneros joined the Company in January 1997 as its President and Chief Operating Officer. From January 1993 through January 1997, Mr. Cisneros was the Secretary of the U.S. Department of Housing and Urban Development. As a member of the President's Cabinet, Secretary Cisneros was assigned America's housing and community development portfolio. Prior to joining the cabinet, he was Chairman of Cisneros Asset Management Company, a fixed income money management firm operating nationally. In 1981, Mr. Cisneros became the first Hispanic mayor of a major U.S. city when he was elected Mayor of San Antonio, the nation's 10th largest city, where he served four terms until 1989. Mr. Cisneros has served as President of the National League of Cities, Chairman of the National Civic League, Deputy Chair of the Federal Reserve Bank of Dallas, and as a board member of the Rockefeller Foundation. Mr. Cisneros was accused in a federal indictment in December 1997 of violating certain federal statutes. Mr. Cisneros is accused of making false statements, obstructing justice, and conspiring to mislead in connection with his appointment as Secretary of the U.S. Department of Housing and Urban Development. Mr. Cisneros was arraigned on January 8, 1998, and pled not guilty. Mr. Cisneros has informed the Company that he will defend himself vigorously. Henry Cisneros is not related to Gustavo Cisneros.

    Mr. Gaba has been President and CEO of ACT III Communications Inc., a multi-media communications company with interests in theatrical exhibition, television and motion picture production, and broadcasting since August 1990. Since November 1992, he has also served as CEO and a director of ACT III Theatres, ACT III Broadcasting, and of certain other affiliates of ACT III Communications. From 1988 to 1995, Mr. Gaba was a partner of Hark Television Corporation, a broadcast management company.

    Mr. Horn has been Chairman and Chief Executive Officer of Castle Rock Entertainment since January 1994. Mr. Horn has also been a member of the Executive Committee and the Planning Committee of Turner Broadcasting Systems, Inc. since January 1994. From 1987 until January 1994, Mr. Horn was the Chairman of the Management Committee of Castle Rock Entertainment. From 1985 to 1987, Mr. Horn was the President and Chief Operating Officer of Twentieth Century Fox Film Corporation. Prior to such time, he was an executive of Embassy Communications and its predecessor, TAT Communications Company, and Tandem Productions. From 1982 to 1985 he served as Chief Executive Officer and Chairman of the Board of Directors of Embassy.

    Mr. John G. Perenchio has been an executive at Chartwell Partners LLC and Vice President of Malibu Bay Company (a real estate development and management company) since 1990. In August 1997, Mr. Perenchio also became President of Ultimatum Music, LLC (a record and music publishing company). From 1985 to 1990 he was a Business Affairs executive and subsequently a Director of Contemporary Music at Triad Artists, Inc. John G. Perenchio is the son of A. Jerrold Perenchio.

    Mr. Rodriguez has been President and Chief Operating Officer of the Network since December 1992. In August 1990 Mr. Rodriguez joined the Network's predecessor as Vice President and Director of Talent Relations. In September 1991, he became Senior Vice President and Operating Manager of the Network. In May 1992, Mr. Rodriguez became President and Chief Executive Officer of Univision Holdings, Inc., the Company's predecessor ("UHI"). Prior to joining UHI, he owned and operated a management consulting and production company that produced Spanish-language television programs. From 1983 to 1989, he was Julio Iglesias' manager and Chief Executive Officer of that performer's organization.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS CLASS A/P DIRECTORS OF THE NOMINEES LISTED ABOVE.

 NOMINEES FOR ELECTION AS CLASS T AND CLASS V DIRECTORS AND ALTERNATE DIRECTORS

    The holders of Class T Common Stock are entitled to elect one Class T Director and one Class T Alternate Director at the Annual Meeting. The holders of Class V Common Stock are entitled to elect one Class V Director and one Class V Alternate Director at the Annual Meeting.

    The following individuals have been nominated for election to the Board of Directors or as alternate directors to represent the holders of Class T Common Stock and the holders of the Class V Common Stock. This information is being provided to Class A/P Stockholders for informational purposes only, as they are not entitled to vote for the Class T Director, Class V Director or their alternates.

                                                                                            FIRST
                                                                                            YEAR
NAME OF NOMINEE               AGE             PRINCIPAL OCCUPATION             CLASS       ELECTED
------------------------      ---      -----------------------------------  -----------  -----------

Lawrence W. Dam.........          51   President and Chief Operating             T             1993
                                       Officer of Televisa International,
                                       L.L.C.

Gustavo Cisneros........          52   Chairman of Member Companies of the       V             1994
                                       Cisneros Group of Companies

Emilio Romano...........          32   Vice President of International       Alternate         1996
                                       Affiliates of Grupo Televisa S.A.         T

Alejandro Rivera........          54   Managing Director and Vice            Alternate         1996
                                       President of Venevision                   V
                                       International

    Mr. Dam has been President and Chief Operating Officer of Televisa International, L.L.C. and its predecessor, Univisa, Inc., both wholly-owned subsidiaries of Televisa, since 1993. From 1987 to 1993 he was Vice President and General Counsel of Univisa, Inc. From 1963 to 1988, Univisa, Inc. and its predecessors owned and operated the Univision Network.

    For more than five years, Mr. Gustavo Cisneros has been a direct or indirect beneficial owner of interests in and a director of certain companies that own or are engaged in a number of diverse commercial enterprises, principally in Venezuela, the United States, Brazil, Chile and Mexico (the "Cisneros Group"), including Venevision. Mr. Cisneros is Chairman of the Board of Directors of Pueblo Xtra International, Inc., a member of the Board of Directors of Evenflo & Spalding Holdings Corporation and a member of the Board of Directors of RSL Communications, Inc. Gustavo Cisneros is not related to Henry Cisneros.

    Mr. Romano joined Televisa in June 1995. Until April 1997 he was responsible for mergers and acquisitions and new project development. In April 1997, Mr. Romano was appointed Vice President of International Affiliates for Televisa. From January 1993 until March 1995, Mr. Romano served as General Director of Revenue Policy and International Fiscal Affairs, and then as Federal Fiscal Attorney, in the Mexican Ministry of Finance. Mr. Romano headed the representative office of the Mexican Ministry of Finance in Washington, D.C. from May 1991 until December 1992.

    Mr. Rivera has served in executive positions with companies in the Cisneros Group since 1976, including Venevision. Mr. Rivera is a member of the Board of Directors of Pueblo Xtra International, Inc.

                            DIRECTORS' COMPENSATION

    Each non-employee director who owns less than 5% of the Company's capital stock and who is not affiliated with A. Jerrold Perenchio, Grupo Televisa S.A. or Corporacion Venezolana de Television, C.A. (Venevision) is paid $50,000 for each year of service.

                          BOARD OF DIRECTORS MEETINGS

    The Board of Directors held four meetings during 1997. Each director other than Gustavo Cisneros attended more than 75% of the aggregate number of Board of Directors meetings and Committee meetings on which he served in 1997. As permitted by the Company's Restated Certificate of Incorporation and bylaws, Alejandro Rivera, the Class V Alternate Director, attended the Board meetings in Mr. Gustavo Cisneros' place.

                                BOARD COMMITTEES

    AUDIT COMMITTEE

    The Company's Audit Committee, comprised of Messrs. Gaba, Horn and Gustavo Cisneros, makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of such audit engagement, approves professional services provided by the independent public accountants, reviews independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met one time in 1997.

    COMPENSATION COMMITTEE

    The Company's Compensation Committee, comprised of Messrs. Gaba, Horn, and Dam, makes recommendations to the Board concerning compensation of the Company's executive officers and administers the 1996 Performance Award Plan. See "Compensation Committee Report." The Compensation Committee met six times in 1997.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

    The following table sets forth certain information regarding beneficial ownership of the Company's voting securities as of March 1, 1998 by (i) each person who is known by the Company to own beneficially 5% or more of the outstanding shares of any class of the Company's voting securities, (ii) each of the Company's directors and the Named Executive Officers (as defined in the "Executive Compensation" section below), and (iii) all directors and executive officers as a group. In February 1998, Mr. A. Jerrold Perenchio, together with his wife and two other selling stockholders, sold 22,000,000 shares of Class A Common Stock in a public offering. As a consequence, Mr. Perenchio and his affiliates have 83.6% of the aggregate voting power of the Class A/P Stock outstanding and 78.5% of the aggregate voting power of all of the Company's voting securities outstanding. Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of the Company's voting securities shown as beneficially owned by them, subject to community property laws where applicable.

    Please see the footnotes below for the disclosure required by the Securities Exchange Act of 1934 for each of the parties listed below. Because the Class P, Class T and Class V Common Stock and the Series A Preferred can be converted to Class A Common Stock at any time, the Company is presenting the information below based on such conversions. All share numbers presented below reflect the two-for-one stock split effected on January 12, 1998 (the "Stock Split"). The Company obtained the information presented below for stockholders other than officers and directors from Schedule 13Gs and amendments thereto, which reflect beneficial ownership as of December 31, 1997.

                                                                                        PERCENT OF
                                                                                         CLASS A
                                                                                       COMMON STOCK
                                                                                       BENEFICIALLY
                                                                        PERCENT OF        OWNED
                                                NUMBER OF SHARES OF   CLASS A COMMON     ASSUMING
                                                  CLASS A COMMON          STOCK          WARRANTS
                                                STOCK BENEFICIALLY     BENEFICIALLY        ARE
                                                       OWNED              OWNED         EXERCISED
    NAME AND ADDRESS (A)       TITLE OF CLASS         (B)(C)               (C)             (J)
-----------------------------  --------------   -------------------   --------------   ------------
A. Jerrold Perenchio(a)        Class A and      22,098,098(d)(e)           26.5%           20.0%
                               Class P
                               Common Stock

Grupo Televisa, S.A.           Class T           8,918,582(e)(f)           10.3            19.7
  Avenida Chapultepec,         Common Stock
  No. 28 06724 Mexico, D.F.
  Mexico

Venevision                     Class V           8,918,582(e)(f)(i)        10.3            19.7
  c/o Finser Corporation       Common Stock
  550 Biltmore Way,
  Suite 900
  Coral Gables,
  Florida 33134

Putnam Investments, Inc.       Class A           4,399,896(g)               5.1             3.8
  One Post Office Square,      Common Stock
  Boston, Massachusetts 02109

                                                                                        PERCENT OF
                                                                                         CLASS A
                                                                                       COMMON STOCK
                                                                                       BENEFICIALLY
                                                                        PERCENT OF        OWNED
                                                NUMBER OF SHARES OF   CLASS A COMMON     ASSUMING
                                                  CLASS A COMMON          STOCK          WARRANTS
                                                STOCK BENEFICIALLY     BENEFICIALLY        ARE
                                                       OWNED              OWNED         EXERCISED
    NAME AND ADDRESS (A)       TITLE OF CLASS         (B)(C)               (C)             (J)
-----------------------------  --------------   -------------------   --------------   ------------
Janus Capital Corporation      Class A           3,271,650(h)               3.8             2.9
  100 Fillmore Street,         Common Stock
  Denver, Colorado 80206-4973

The Davila Family, LLC         Class A, P, T     2,842,526(e)(f)            3.5             2.6
  c/o Suite 2500               and V
  One New York Plaza           Common Stock
  New York, New York 10004

Stephen P. Rader               Class A Common    2,241,526(k)               2.6             2.0
  and Anne W. Rader            Stock
  c/o Coldstream Capital, LLC
  865 South Figueroa St.,
  Suite 700,
  Los Angeles, California
  90017

Morgan Stanley, Dean Witter,   Class A           1,279,700(l)               1.5             1.1
  Discover & Co.               Common Stock
  1585 Broadway
  38th Floor
  New York, New York 10036

George W. Blank (a)            Class A             183,000(n)                 *               *
                               Common Stock

Robert V. Cahill (a)           Class A             100,000(n)                 *               *
                               Common Stock

Henry Cisneros (a)             Class A              66,666(n)                 *               *
                               Common Stock

Harold Gaba (a)                Class A              21,000                    *               *
                               Common Stock

Alan F. Horn (a)               Class A              50,000                    *               *
                               Common Stock

John G. Perenchio (a)          Class A               6,600                    *               *
                               Common Stock

Ray Rodriguez (a)              Class A             169,800(n)                 *               *
                               Common Stock

Gustavo Cisneros               N/A                       0(i)                 0               0
  c/o Finser Corporation
  550 Biltmore Way
  Suite 900
  Coral Gables, Florida 33134

Lawrence Dam                   Class A             106,600(n)                 *               *
  c/o Televisa International,  Common Stock
  LLC
  7710 Haskell Avenue
  Van Nuys, California 91406

                                                                                        PERCENT OF
                                                                                         CLASS A
                                                                                       COMMON STOCK
                                                                                       BENEFICIALLY
                                                                        PERCENT OF        OWNED
                                                NUMBER OF SHARES OF   CLASS A COMMON     ASSUMING
                                                  CLASS A COMMON          STOCK          WARRANTS
                                                STOCK BENEFICIALLY     BENEFICIALLY        ARE
                                                       OWNED              OWNED         EXERCISED
    NAME AND ADDRESS (A)       TITLE OF CLASS         (B)(C)               (C)             (J)
-----------------------------  --------------   -------------------   --------------   ------------
Alejandro Rivera               Class A             100,000(n)                 0               0
  c/o Finser Corporation       Common Stock
  550 Biltmore Way
  Suite 900
  Coral Gables, Florida 33134

Emilio Romano                  N/A                       0                    0               0
  Avenida Chapultapec
  No. 28
  06724 Mexico, D.F.
  Mexico

Chester and Naomi Smith        Series A            734,225(m)               *               *
  c/o J. Wilmer Jensen, Esq.   Preferred
  1514 H. Street
  Modesto, California 95354

All directors and              Class A, Class   22,901,764(e)(f)(i)        26.4            19.9
  executive officers as a      P, Class T and
  group (10 persons)           Class V Common
                               Stock

------------------------------

 (a) Unless otherwise indicated, the address of each executive officer and director is 1999 Avenue of the Stars, Suite 3050, Los Angeles, California 90067.

 (b) Each of A. Jerrold Perenchio and his affiliates ("Perenchio"), Grupo Televisa, S.A. de C.V. and its affiliates ("Televisa"), Corporacion Venezolana de Television, C.A. (Venevision) and its affiliates ("Venevision"), and Chester and Naomi Smith benefically own 100% of their respective classes.

 (c) Assumes that the Class P, Class T and Class V Common Stock outstanding is converted into Class A Common Stock on a share for share basis and assumes that the 12,000 shares of Series A Preferred have been converted into 734,225 shares of Class A Common Stock since this may be done at any time in accordance with their respective terms . Does not include the shares issuable upon exercise of the 28,152,212 warrants that are outstanding (see footnotes e and f below).

 (d) Includes 442,870 shares of Class P Common Stock beneficially owned by Margaret Perenchio, A. Jerrold Perenchio's wife. Mr. Perenchio has the sole power to vote such shares pursuant to a proxy, but Mrs. Perenchio has sole power to dispose of or direct the disposition of such shares. Also includes 200 shares of Class A Common Stock owned by Mr. Perenchio.

 (e) Perenchio, Televisa and Venevision have each formed a partnership in which they are the general partner and The Davila Family, LLC is the managing general and limited partner. The partnership with Perenchio owns 1,191,318 shares of Class A Common Stock and 12,034 shares of Class P Common Stock. The partnerships with Televisa and Venevision each own 469,348 shares of Class A Common Stock and 4,742 shares of Class T and Class V Common Stock, respectively. The partnerships with Televisa and Venevision also each own Warrants to purchase 270,542 shares of Class A Common Stock and 7,292 shares of Class T and Class V Common Stock, respectively. The Davila Family, LLC has full dispositive and voting power over the shares of Class A Common Stock owned by the partnerships, and Perenchio, Televisa and Venevision each has full dispositive and voting power over the shares of Class P Common Stock, Class T Common Stock and Class V Common Stock owned by the partnership in which it is a partner. Based on information provided to the Company by The Davila Family, LLC in connection with the closing of the sale of warrants to purchase 731,428 shares of common stock on February 13, 1998, The Davila Family, LLC owned

    6.1% of the Class A Common Stock outstanding as of such date. According to a
    Schedule 13G, The Davila Family, LLC disclaims beneficial ownership of the shares of the Company owned by any other person pursuant to Rule 13(d)(4) of the Securities Exchange Act of 1934, as amended.

 (f) Excludes 13,718,850 shares of Class T Common Stock and 13,718,850 shares of Class V Common Stock issuable upon exercise of warrants held by Televisa and Venevision, respectively. Such warrants may be exercised by the holder, so long as the aggregate shares owned by Televisa, Venevision and all non-U.S. aliens do not represent more than 25% of the outstanding stock.

 (g) Based on a report on Schedule 13G/A dated January 28, 1998, Putnam Investments, Inc. and/or its affiliates had shared voting and shared dispositive power over all such shares. Based on such Schedule 13G/A, Putnam Investments, Inc. owned 18.3% of the Class A Common Stock outstanding as of December 31, 1997.

 (h) Based on a report on Schedule 13G/A dated February 13, 1998, Janus Capital Corporation and/or its affiliates had shared voting and shared dispositive power over all such shares. Based on such Schedule 13G/A, Janus Capital Corporation owned 13.6% of the Class A Common Stock outstanding as of December 31, 1997.

 (i) A trust for the benefit of the family of Gustavo Cisneros and a trust for the benefit of the family of Ricardo Cisneros each owns a 50% indirect beneficial ownership interest in the equity of the Venevision affiliates that own these shares. These affiliates have shared voting and dispositive powers. Messrs. Gustavo and Ricardo Cisneros disclaim beneficial ownership of such shares.

(j) The Warrants to purchase Class T and Class V Common Stock are subject to certain exercise restrictions. See "Certain Transactions--Warrants."

(k) Based on a Schedule 13G/A dated February 11, 1998 filed by Stephen and Anne Rader, the Raders own 9.3% of the Class A Common Stock outstanding as of December 31, 1997. They share voting and dispositive powers.

(l) Based on a report on Schedule 13G dated February 12, 1998, Morgan Stanley, Dean Witter, Discover & Co. and/or its affiliates had shared voting and shared dispositive power over all such shares. Based on such Schedule 13G, Morgan Stanley, Dean Witter, Discover & Co. owned 5.3% of the Class A Common Stock outstanding as of December 31, 1997.

(m) The Series A Preferred Stock is voting stock (one vote per share) and is convertible into 734,225 shares of Class A Common Stock at the option of the holders until March 20, 2001. The Series A Preferred is redeemable at the option of the holders at any time, and by the Company after March 20, 2001.

(n) The following persons hold stock options that are vested or will vest and become exercisable on or before May 1, 1998: Mr. Cahill--100,000; Mr. Blank--150,000; Mr. Henry Cisneros--66,666; Mr. Rodriguez--150,000; Mr. Dam--100,000; and Mr. Rivera--100,000.

*   Represents less than one percent.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION*

    In September 1996, the Company effected its initial public offering (the "Initial Offering"), and concurrently the Board of Directors established the Compensation Committee. The Compensation Committee currently consists of Messrs. Dam, Gaba and Horn, none of whom is an employee of the Company. The Compensation Committee is responsible for making recommendations to the Board concerning the

------------------------

    * This section of the Proxy Statement shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filings of the Company pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this section by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either such Acts.

compensation levels of the senior officers of the Company. The Compensation Committee also administers the Company's 1996 Performance Award Plan (the "1996 Plan") and determines awards to be made under such plan to the Company's officers and to other eligible individuals.

    The Compensation Committee may consider other forms of compensation, both short and long-term, in addition to those described below, designed to link compensation with achieving financial targets.

    BASE SALARY. Basic compensation paid to the Company's executives during 1997 was established by Mr. Perenchio, the Chairman of the Company. The basic compensation of the executive officers other than Messrs. Perenchio and Cahill is set forth in employment agreements whose terms extend beyond 1998. Mr. Cisneros' employment agreement was approved by the entire Board in 1997. Employment agreements with other executive officers were entered into prior to the establishment of the Compensation Committee.

    Prior to the Initial Offering, Mr. Perenchio served without remuneration. His wholly-owned company, however, received certain management fees from Univision's Network until the Initial Offering was completed. At the time of the Initial Offering, the Board of Directors agreed to pay Mr. Perenchio a salary of $100,000 per month for the following six months; subsequent to March 31, 1997, Mr. Perenchio resumed serving without remuneration. See also "Certain Relationships and Related Transactions" for a description of reimbursements by Univision of salaries and services provided by another Company wholly-owned by Mr. Perenchio.

    BONUS COMPENSATION. Bonuses for 1997 were approved by the Compensation Committee, based upon the recommendation of Mr. Perenchio. All such bonuses were based on subjective criteria. In 1997 the Compensation Committee explored the possibility of implementing a bonus plan based on objective criteria. After several meetings, the Compensation Committee decided to leave the current subjective bonus program in place, in part because the Committee felt that the flexibility afforded by the current program would continue to provide incentives more closely aligned with actual individual achievement. Although the criteria for the cash bonuses is subjective, the Committee takes into consideration such factors as profitability in a particular fiscal year, Company stock performance, outstanding achievements, and improvement in market share and industry position.

    EQUITY BASED COMPENSATION. The Compensation Committee will provide long-term incentives linked to an increase in stock value by awarding stock options at the fair market value on the date of grant that vest over time to encourage employees to continue to use their best professional skills and to remain employed with the Company. Outstanding stock options granted in connection with the Initial Offering are exercisable in two equal increments on the first and second anniversaries of the date of grant. Mr. Henry Cisneros' stock options vest in three equal annual installments. All other options granted since the Initial Offering are, and future options are expected to be, exercisable in annual 25% increments over a four-year period.

    THE DEDUCTIBILITY OF EXECUTIVE COMPENSATION. Section 162(m) of the Internal Revenue Code limits the deductibility by the Company of cash compensation in excess of $1 million paid to the chief executive officer and the four highest compensated executive officers during any taxable year, unless such compensation meets certain requirements. The Company believes the 1996 Plan complies with the rules under Section 162(m) for treatment as performance-based compensation, allowing the Company to fully deduct compensation paid to executives under the plan.

                           THE COMPENSATION COMMITTEE

                                  Lawrence W. Dam
                                  Harold Gaba
                                  Alan F. Horn

                    SUMMARY TABLE OF EXECUTIVE COMPENSATION

    The following table shows the compensation paid or accrued by the Company and its subsidiaries during the fiscal years ended December 31, 1997, 1996 and 1995 to each of the Company's executive officers (collectively, the "Named Executive Officers").

                                                                               LONG-TERM COMPENSATION
                                        ANNUAL COMPENSATION                -------------------------------
                          -----------------------------------------------                    SECURITIES
        NAME AND                                  CASH      OTHER ANNUAL      DEFERRED       UNDERLYING       ALL OTHER
       PRINCIPAL                      SALARY     BONUSES    COMPENSATION    COMPENSATION    OPTIONS/SARS     COMPENSATION
        POSITION            YEAR        ($)        ($)         ($)(A)        AWARDS($)           (#)             ($)
------------------------  ---------  ---------  ---------  --------------  --------------  ---------------  --------------
A. Jerrold                     1997    300,000       None       None            None               None              None
  Perenchio(b)                 1996    300,000       None       None            None               None              None
  Chairman of the Board        1995       None       None       None            None               None              None
    and Chief Executive
    Officer

Henry Cisneros(c)              1997    374,359    400,000       None            None            300,000         1,000,000(d)
  President and                1996       None       None       None            None               None              None
  Chief Operating              1995       None       None       None            None               None              None
    Officer

George W. Blank                1997    500,000    500,000       None            None            100,000             4,800(e)
  Executive Vice               1996    499,992    500,000       None            None            300,000             4,500(e)
  President and Chief          1995    499,992    500,000       None            None               None             4,500(e)
    Financial Officer

Robert V. Cahill(f)            1997    500,000    500,000       None            None            100,000              None
  Vice President and           1996    500,000    500,000       None            None            200,000              None
  Secretary                    1995    500,000    500,000       None            None               None              None

Ray Rodriguez                  1997    600,000    600,000       None            None            100,000             4,800(e)
  President of the             1996    600,000    600,000       None            None            300,000             4,500(e)
  Network                      1995    574,992    600,000       None            None               None             4,500(e)

------------------------------

(a) Other annual compensation did not exceed the lesser of $50,000 or 10% of the total salary and bonuses of any Named Executive Officer.

(b) The services of Mr. Perenchio were provided by Perenchio pursuant to the informal arrangement described in "--Employment Agreements and Arrangements." Mr. Perenchio was not compensated for his services in any employment capacity by the Company or any of its subsidiaries during the past three years except from October 1996 through March 1997. However, one of his affiliates, that was a partner of the Network, received $2,595,000 and $3,174,000 in 1996 and 1995, respectively, as a management fee from the Network.

(c) Mr. Cisneros was hired by the Company on January 27, 1997.

(d) Sign-on bonus paid February 1, 1997.

(e) Matching contribution pursuant to 401(k) Plan. See "--401(k) Savings and Thrift Plan."

(f) The services of Mr. Cahill in 1997, 1996 and 1995 were provided by Perenchio pursuant to the informal arrangement among Perenchio, Televisa and Venevision described in "--Employment Agreements and Arrangements." Mr. Cahill was paid a salary by Perenchio of $500,000 in 1997, 1996 and 1995, respectively, for all of the services he performed for UTG and the Network. UTG was charged for one-half of Mr. Cahill's salary in 1997, 1996 and 1995. A bonus of $500,000 earned in each of 1997, 1996 and 1995 was paid by UTG to Mr. Cahill. See "--Employment Agreements and Arrangements."

                     EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

    Effective as of January 27, 1997 the Company entered into a three-year employment agreement with Henry Cisneros. Effective as of February 12, 1997 Mr. Cisneros was elected President and Chief Operating Officer of the Company in accordance with the terms of his employment agreement. Mr. Cisneros' base compensation is $400,000 in 1997, $500,000 in 1998 and $600,000 in 1999. He also received a signing bonus of $1 million in 1997. On December 22, 1997, Mr. Cisneros and the Company amended his agreement to extend the term through December 31, 2000. Mr. Cisneros' base compensation will be $600,000 in 2000.

    On December 22, 1997 Messrs. Blank and Rodriguez entered into amended employment agreements with the Company, each of which expires on December 31, 2000. Mr. Blank's base salary under his agreement is $500,000 for 1997 and $550,000 for 1998, 1999 and 2000. Mr. Rodriguez's base salary under his agreement is $600,000 for 1997, $650,000 for 1998 and 1999, and $700,000 for
2000. In addition, based upon an annual review of each individual's performance and the results of operations and prospects of the Company, the Company may in its sole discretion grant Mr. Cisneros, Mr. Blank and Mr. Rodriguez bonuses.

    The employment agreements for Messrs. Cisneros, Blank and Rodriguez may be terminated for cause, upon death or disability or without cause. In the case of a termination without cause, the employee shall, subject to certain conditions regarding confidentiality, trade secrets and competitive activities, be entitled to receive his base salary for the remainder of his employment agreement.

    Pursuant to an informal arrangement among Perenchio, Televisa and Venevision, the services of Messrs. Cahill and A. Jerrold Perenchio were provided by Perenchio in 1997, 1996 and 1995. In each of 1997, 1996 and 1995, Mr. Cahill was paid $500,000 by Perenchio for services as an executive officer of Univision Television Group, Inc., a wholly-owned subsidiary of the Company ("UTG"), and the Network and one-half was charged to UTG. In addition, UTG paid a bonus for 1997, 1996 and 1995 of $500,000 each year to Mr. Cahill. The Company paid Mr. Perenchio $100,000 per month from October 2, 1996 through March 31, 1997 for his services as Chief Executive Officer, and since then, he has served as Chairman of the Board and Chief Executive Officer without compensation.

401(K) SAVINGS AND THRIFT PLAN

    The Company presently has a retirement savings plan (the "401(k) Plan") covering all eligible employees who have completed one year of service. The 401(k) Plan allows all employees to defer up to 15% of the total eligible compensation that would otherwise be paid to the employee, which deferral in 1997 could not exceed $9,500. Employee contributions are invested in selected mutual funds and a unitized fund of the Company's Class A Common Stock according to the direction of the employee. Effective January 1998, the 401(k) Plan permits the Company each year to match up to the first 6% of such employee's eligible compensation contributed to the plan, subject to certain limitations imposed by the Internal Revenue Service. During 1995, 1996 and 1997, the Company at its discretion offered matching contributions to each eligible employee of 75% of the first 4% of an employee's contribution.

1996 PERFORMANCE AWARD PLAN

    The 1996 Plan was established in connection with the Initial Offering to attract, reward and retain talented and experienced officers, other key employees and certain other eligible persons ("Eligible Persons") who may be granted awards from time to time by the Compensation Committee ("Committee").

    Awards under the Plan may be in the form of nonqualified stock options, incentive stock options, stock appreciation rights (SARs), restricted stock, performance shares, stock bonuses and cash bonuses. Awards may be granted singly or in combination with other awards, consistent with the terms of the 1996 Plan. Awards under the 1996 Plan generally are nontransferable by a holder (other than by will or the laws of descent and distribution) and rights thereunder generally will be exercisable, during the holder's lifetime, only by the holder, subject to such exceptions as (consistent with applicable legal considerations) may be authorized from time to time by the Committee.

    Unless prior to a Change in Control Event the Committee determines that benefits under awards made under the Plan will not accelerate or the Committee provides otherwise in an award agreement, then upon a Change in Control Event each option and SAR will become immediately exercisable, restricted stock will immediately vest free of restrictions and the number of shares, cash or other property covered by each award will be issued to the grantee of such award. A Change in Control Event under the 1996 Plan is defined generally to include the acquisition of 50% or more of the outstanding voting securities of the Company by any person other than a person who is the beneficial owner of more than 20% of the Class A Common Stock at the time the 1996 Plan was adopted, a transfer of substantially all of the Company's assets, the dissolution or liquidation of the Company, or a merger, consolidation or reorganization whereby stockholders immediately prior to such event own less than 50% of the outstanding voting securities of the surviving entity after such event.

    The maximum term of options, SARs and other rights granted to acquire Class A Common Stock under the Plan is 10 years after the initial date of award. No award under the 1996 Plan can be made after September 20, 2006.

    No more than 11,000,000 shares of Class A Common Stock may be issued in respect of awards under the 1996 Plan (subject to certain anti-dilution adjustments). The number of shares of Class A Common Stock subject to options and SARs granted to any individual in any calendar year is limited to 1,000,000 and the number of shares of Class A Common Stock that may be subject to awards granted in any calendar year may not exceed 2,750,000 (excluding any Eligible Person hired in that year as the chief executive officer of the Company).

    Unless approved by the Board of Directors, no award may vest more quickly than 25% per year other than in the case of options issued in connection with the Initial Offering or awards granted in lieu of cash bonuses, which may vest at the rate of 50% per year.

                       OPTIONS GRANTS IN FISCAL YEAR 1997

                                                 INDIVIDUAL GRANTS IN 1997
                                ------------------------------------------------------------
                                  NUMBER OF
                                  SECURITIES        % OF TOTAL
                                  UNDERLYING     OPTIONS GRANTED     EXERCISE
                                   OPTIONS       TO EMPLOYEES IN     PRICE PER    EXPIRATION  GRANT DATE PRESENT
NAME                             GRANTED (#)     LAST FISCAL YEAR    SHARE ($)       DATE        VALUE ($)(A)
------------------------------  --------------   ----------------   -----------   ----------  -------------------
A. Jerrold Perenchio..........     N/A              N/A                 N/A          N/A              N/A
                                                                                   January
Henry Cisneros (b)............     200,000             7.9%           18.500         2007          2,448,000
                                                                                   December
Henry Cisneros (c)............     100,000             4.0%           34.125         2007          1,224,000
                                                                                   December
George W. Blank (c)...........     100,000             4.0%           34.125         2007          1,224,000
                                                                                   December
Robert V. Cahill (c)..........     100,000             4.0%           34.125         2007          1,224,000
                                                                                   December
Ray Rodriguez (c).............     100,000             4.0%           34.125         2007          1,224,000

------------------------------

(a) The estimated value was developed solely for the purposes of comparative disclosure in accordance with the rules and regulations of the Securities and Exchange Commission and is not intended to predict future prices of the Company's Class A Common Stock. The estimate was developed using the Black-Scholes option pricing model incorporating the following weighted-average assumptions: dividend yield of 0%; expected volatility of 29.736%; risk-free interest rate of 5.86%; and expected life of five years. The weighted-average fair value of options granted during the year is $12.24.

(b) The options vest in three equal annual installments commencing on January 27, 1998.

(c) The options vest in four equal annual installments commencing on December 12, 1998.

              AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997 AND
                           FISCAL YEAR-END OPTION VALUE

                                                                     NUMBER OF
                                                                     SECURITIES
                                                                     UNDERLYING     VALUE OF UNEXERCISED
                                                                   OPTIONS AT FY-   IN-THE-MONEY OPTIONS
                                                                       END #          AT FY-END ($)(A)
                                                                  ----------------  --------------------
                                SHARES ACQUIRED       VALUE         EXERCISABLE/        EXERCISABLE/
             NAME               ON EXERCISE(#)     REALIZED($)     UNEXERCISABLE       UNEXERCISABLE
------------------------------  ---------------  ---------------  ----------------  --------------------
A. Jerrold Perenchio..........           N/A              N/A                 N/A                   N/A
Henry Cisneros................        --               --              --/300,000          --/3,368,750
George W. Blank...............             0                0     150,000/250,000   3,515,625/3,596,875
Robert V. Cahill..............             0                0     100,000/200,000   2,343,750/2,425,000
Ray Rodriguez.................             0                0     150,000/250,000   3,515,625/3,596,875

------------------------

(a) This amount represents solely the difference in the market price ($34.9375) on the last trading day of the year, December 31, 1997, of those unexercised options which had an exercise price below such market price (i.e., "in-the-money options") and the respective exercise prices of the options. The exercise price of outstanding options ranges from $11.50 to $34.125. No assumptions or representations regarding the value of such options are made or intended.

                    UNIVISION STOCK PRICE PERFORMANCE GRAPH*

    The following graph compares the Company's cumulative total stockholder return with those of the S&P Broadcasting Index (TV, Radio & Cable) and the S&P 500 Index. The graph assumes that $100 was invested on September 27, 1996 (the date of the Initial Offering) in (i) the Company's Class A Common Stock and (ii) the S&P Broadcasting Index and (iii) the S&P 500 Index, including in each case, if applicable, reinvestment of dividends. Since the Company effected the Initial Offering in September 1996, the information in the graph is provided at month end intervals. Note: The Company's management cautions that the stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

  DOLLARS

                     UNIVISION COMMUNICATIONS INC.    S & P 500         S & P BROADCASTING (TV, RADIO & CABLE)
9/27/96                                        100          100                                            100
9/96                                           146          108                                             97
12/96                                          161          114                                            100
3/97                                           142          118                                             97
6/97                                           170          138                                            114
9/97                                           236          148                                            135
12/97                                          304          153                                            165

 $100 INVESTED ON 9/27/96 IN STOCK OR ON
 8/31/96 IN INDEX - INCLUDING REINVESTMENT OF
 DIVIDENDS, FISCAL YEAR ENDING DECEMBER 31.

    * This section of the Proxy Statement shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filings of the Company pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this section by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either such Acts.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. These persons are required by regulation of the SEC to furnish the Company copies of all Section 16(a) forms they file.


    Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no forms were required for those persons, the Company believes that during the fiscal year ended December 31, 1997, all of the Company's officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements other than Mr. Horn who inadvertently filed a late Form 4 for a December 1997 transaction.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The following is a brief presentation of the material terms of certain agreements between the Company and one or more of Perenchio, Televisa and Venevision filed as exhibits to the Company's Registration Statement (File No. 333-44213) and the Company's Annual Report on Form 10-K for the year ended December 31, 1997. The information set forth below does not purport to be and is not a complete summary of all such agreements. See "Security Ownership of Certain Beneficial Owners and Management."

PROGRAM LICENSE AGREEMENTS

    A subsidiary of the Company has entered into Program License Agreements with affiliates of both Televisa and Venevision which expire in December 2017 and which are guaranteed by the Company. Under these agreements, the Company has the exclusive right to air in the United States, all Spanish-language programming produced by or for Televisa and Venevision (with certain exceptions). In return for these programs, the Company's subsidiary paid to the Televisa and Venevision affiliates an aggregate net royalty of approximately $59.6 million or 13.5% of its Combined Net Time Sales (time sales less advertising commissions, certain special event revenues, music license fees, outside affiliate compensation and certain taxes) in 1997 and will pay 15% of such sales in 1998 and each subsequent year. The obligations of their respective affiliates have been guaranteed by Televisa and Venevision.

    Additionally, pursuant to the Program License Agreements, Televisa and Venevision have the right to use, without charge, advertising time that is not sold to advertisers or used by the Company or its subsidiaries. There are limitations on the ability of Televisa and Venevision to use such time for telemarketing products and such time may be preempted to the extent sold to a paying advertiser. Televisa and Venevision may each also purchase for its own use non-preemptable time at the lowest spot rate for the applicable time period.

INTERNATIONAL PROGRAM RIGHTS AGREEMENT

    The Company has also granted Televisa and Venevision certain rights to exploit various programming produced by the Company or its subsidiaries on a royalty-free basis. These rights cover all countries outside of the U.S. for programs produced prior to the Initial Offering or that replace such programs ("Grandfathered Programs") and cover Mexico and Venezuela for all other programs. For

Grandfathered Programs, the rights described above will revert back to the Company from Televisa or Venevision when the applicable Program License Agreement terminates. For other programs, Televisa's or Venevision's rights revert back to the Company when that entity owns less than 30% of the securities that it owned on the date of the Initial Offering.

PARTICIPATION AGREEMENT

    Pursuant to a Participation Agreement (the "Participation Agreement"), Perenchio, Televisa and Venevision have also agreed that none of them will enter into certain transactions involving Spanish-language television broadcasting or a Spanish-language television network in the U.S. without first offering the Company the opportunity to acquire a 50% economic interest. The Participation Agreement provides that if the Company elects to participate in any of these transactions, the offeror party will have substantial control over management of such transaction.

WARRANTS

    In connection with Perenchio, Televisia and Venevision's December 1992 acquisition of the Company's predecessors, Televisa and Venevision were issued warrants to purchase Common Stock. The Warrants are not exercisable unless it is lawful for the holder to own the number of shares issuable as a result of such exercise and such exercise would not violate the Communications Act of 1934, as amended. Subject to applicable securities laws, the Warrants are freely transferable. The Warrants are exercisable for Class T and Class V Common Stock. However, at the option of Televisa or Venevision, as the case may be, or if the Warrants are not held by Televisa or Venevision or their respective permitted transferees, the Warrants are exercisable for Class A Common Stock. The Warrants are exercisable for Common Stock at an exercise price of $0.06439 per share. If all Warrants issued by the Company were fully exercised and all voting securities were converted to Class A Common Stock, each of Televisa and Venevision, respectively, would own 19.7% of the Common Stock of the Company.

REGISTRATION RIGHTS AGREEMENTS

    The Company has entered into a Registration Rights Agreement with Perenchio, Televisa and Venevision, pursuant to which it has agreed to file registration statements covering the Company's securities owned by them. Perenchio has the right to demand four registration statements, and Televisa and Venevision each have the right to demand two. In addition, the Company gave these stockholders various piggyback registration rights. In general, the Company will pay all fees, costs and expenses of any such registration statements. Pursuant to this agreement, the Company paid expenses of approximately $600,000 associated with a public offering of 22,000,000 shares of Class A Common Stock in February 1998 by Perenchio, his wife and two other selling stockholders.

    Under a registration rights agreement entered into in connection with the acquisition of the Sacramento station, the current holders of the Series A Preferred are entitled to certain rights with respect to registration of their shares under the Securities Act. The terms of such registration rights agreement are similar to those of the registration rights agreement described above except that the current holders of the Series A Preferred only have the right to make one demand (excluding demands that the Company file a registration statement containing only the information required by Form S-3.)

NEW PROGRAMMING


    The Company and Televisa are continuing to explore the cooperative production of non-NOVELA programming, including but not limited to levels of production and financial commitments of each party.


WORLD CUP BROADCAST RIGHTS AGREEMENT

    The Company has acquired the Spanish-language broadcast rights in the U.S. to all 64 of the 1998 World Cup Soccer Championship Games from a Televisa subsidiary. The terms call for a fixed payment of $25,000,000 in four equal installments during May, June, August and September 1998. In addition to these payments and consistent with past coverage of the World Cup Games, the Company will be responsible for all costs associated with advertising, promotion, and broadcast of the World Cup Games, as well as the production of certain television programming related to the games.

REIMBURSEMENT ARRANGEMENTS


    Univision reimbursed Chartwell Partners LLC ("Chartwell"), an affiliate of
A. Jerrold Perenchio, for compensation of certain Chartwell employees who devote substantially all of their time to Univision activities. In 1997, Univision reimbursed Chartwell approximately $850,000 for one-half of the salary, benefits and payroll taxes and all of the bonus and payroll taxes on such bonus relating to Univision's Vice President and Secretary, Robert Cahill, and the salary, bonus and payroll taxes of support staff. In 1998 Univision reimbursed Chartwell approximately $160,000 for salaries, benefits, and office, transportation and other administrative costs incurred in 1997.


    Chartwell Services, Inc., another company wholly-owned by Mr. Perenchio, entered into an agreement as of January 1998 with Univision to continue providing such services through December 2000, subject to automatic one-year extensions.

               AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION

    On December 3, 1997, the Board of Directors approved the Stock Split that became effective January 12, 1998. The Stock Split increased the number of Company shares outstanding and lowered the price, which the Company believes makes the stock more accessible to a broader base of investors.

    As of December 4, 1997, the holders of a majority of the voting interest of the Company's capital stock had approved the Stock Split and the related amendment to the Restated Certificate of Incorporation. The holders of each of the Class P, Class T and Class V Common Stock approved the amendment to the Restated Certificate of Incorporation increasing the number of shares of their respective classes of common stock to enable the Company to issue sufficient shares to effect the Stock Split and to provide flexibility for the future. The number of shares of Class P Common Stock increased from 23,830,000 to 96,000,000; the number of shares of each of the Class T and Class V Common Stock increased from 11,915,000 to 48,000,000.

    At the December 3, 1997 Board meeting, the Board also approved an increase in the number of authorized shares of Class A Common Stock from 150,000,000 to 300,000,000, subject to approval by the holders of the Class A Common Stock.

Although the Stock Split did not require an increase in the authorized number of shares of Class A Common Stock, the weighted average shares of Class A Common Stock outstanding on a fully diluted, post-split basis as of December 31, 1997 was 116,345,337, only 33,654,663 less than the 150,000,000 authorized shares of Class A Common Stock. As a consequence, the Board believes that it is in the Company's best interest to have more shares available for future events such as acquisitions, warrant and stock option exercises, the conversion of securities convertible into Class A Common Stock and any other future stock splits and stock dividends. The Company does not presently intend to issue the additional authorized shares of Class A Common Stock.

    The additional 150,000,000 authorized shares of Class A Common Stock will have the same rights and privileges as the shares of Class A Common Stock presently issued and outstanding. No holder of any class or series of Company capital stock is entitled to preemptive rights.

    If the amendment is approved, the Restated Certificate of Incorporation will be amended by deleting the portion of Article Fourth that reads,

        "The Corporation shall have the authority to issue 342,000,000 shares of Common Stock, par value $.01 per share, divided into the following classes:

            (i) 150,000,000 shares of Class A Common Stock (the "Class A Common Stock");"

and substituting the following:

        "The Corporation shall have the authority to issue 492,000,000 shares of Common Stock, par value $.01 per share, divided into the following classes:

            (i) 300,000,000 shares of Class A Common Stock (the "Class A Common Stock");"

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION.

                        FINANCIAL AND OTHER INFORMATION

    The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1997, including financial statements, is enclosed with this Proxy Statement. The Company will furnish, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (including any financial statements and schedules, and a list describing any exhibits not contained therein) to any stockholder who submits a written request to the Secretary, at the Company's offices, 1999 Avenue of the Stars, Suite 3050, Los Angeles, California 90067. The exhibits to the 10-K are available upon payment of charges which approximate the Company's cost of reproduction.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Company has appointed Arthur Andersen LLP as the Company's independent public accountants and auditors for the 1998 fiscal year. Arthur Andersen LLP has served as the Company's independent public accountants since 1992.

    The Company expects representatives of Arthur Andersen LLP to be present at the Annual Meeting and to be available to respond to appropriate questions from stockholders. The Arthur Andersen LLP representatives will be given an opportunity to make a statement if they desire.

    Ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for fiscal 1998 will require the affirmative vote of a majority in voting interest of the Class A Common Stock, the Class P Common Stock, the Class T Common Stock, the Class V Common Stock and the Series A Preferred represented in person or by proxy at the Annual Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL 1998.

                             STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented at the 1999 annual meeting of stockholders must be received by the Company at its principal executive offices not later than November 25, 1998 for inclusion in the Company's proxy statement and form of proxy relating to the meeting.

                                 OTHER MATTERS

    The Board of Directors knows of no matters to be presented for action by the stockholders at the Annual Meeting other than those described in this Proxy Statement. Unless otherwise indicated, if any other matter is properly brought before the meeting and may be properly acted upon, the persons named in the accompanying form of proxy will be authorized by such proxy to vote the proxies thereon in accordance with their best judgment.

                                    By Order of the Board of Directors,

                                                 [SIG]

                                    Robert V. Cahill
                                    SECRETARY

March 25, 1998

                             UNIVISION COMMUNICATIONS INC.

                      PROXY SOLICITED BY THE BOARD OF DIRECTORS
                         FOR ANNUAL MEETING OF STOCKHOLDERS
                                    May 13, 1998

    I/We hereby appoint Robert V. Cahill and George W. Blank, or either of them, as Proxies, with full power of substitution, to represent me (us) and to vote all of my (our) shares of Class A Common Stock of Univision Communications Inc. (the "Company"), on all matters which may come before the 1998 Annual Meeting of Stockholders of the Company and any adjournments thereof. Said Proxies are directed to vote as hereafter indicated.

    Proxies will vote in accordance with their judgement in connection with the transactions of such other business as may properly come before the meeting or any adjournment thereof.

    This Proxy, when properly executed, will be voted in the manner directed hereon. If no direction is made, it will be voted "FOR" the election of Class A/P Directors all of the individuals identified in the accompanying Proxy Statement as the Class A/P Board nominees, "FOR" the approval of the amendment to the Restated Certificate of Incorporation to increase the authorized shares of Class A Common Stock from 150,000,000 to 300,000,000 and "FOR" the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants.

                               UNIVISION COMMUNICATIONS INC.
                               P.O. BOX 11405
                               NEW YORK, N.Y. 10203-0405



                                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE.)

/       /

1. ELECTION OF CLASS A/P DIRECTORS

   FOR all nominees listed below /X/

   WITHHOLD AUTHORITY to vote for all nominees listed below /X/

   EXCEPTIONS /X/

Nominees: A. Jerold Perenchio, Henry Cisneros, Harold Gaba, Alan F. Horn,
          John G. Perenchio, Ray Rodriguez
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

"Exceptions
           -------------------------------------------------------------------

2. "PROPOSAL, to approve of the amendment to the Restated Certificate of Incorporation to increase the authorized Shares of Class A Common Stock from 150,000,000 to 300,000,000.

              FOR /X/           AGAINST /X/           ABSTAIN /X/

3. PROPOSAL to ratify the appointment of Arthur Andersen LLP as independent public accountants for fiscal 1998.

              FOR /X/           AGAINST /X/           ABSTAIN /X/

                                             CHANGE OF ADDRESS AND
                                             OR COMMENTS MARK HERE    /X/

                                             Please sign exactly as your name
                                             appears hereon. When signing in a
                                             representative capacity, please
                                             give full title.

                                             Dated:                      , 1998
                                                   ----------------------


                                             ----------------------------------
                                                        Signature


                                             ----------------------------------
                                                        Signature

                                             VOTES MUST BE INDICATED
                                             (X) IN BLACK OR BLUE INK.  /X/

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.